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                                                                   EXHIBIT 23(c)



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


        We consent to the references to our firm under the captions "ALPS Selected Historical Financial Information" and "Experts" and to the use of our report dated March 23, 1992, except as to Note 19, which is as of May 20, 1992, with respect to the combined financial statements of ALPS incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Sensormatic Electronics Corporation (the "Company") for the registration of 90,000 shares of the Company's Common Stock, par value $.01 per share.


                                         BDO BINDER HAMLYN
                                         Chartered Accountants
                                         (Internationally BDO Binder)



London, England
January 31, 1994